EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Progreen Properties, Inc. (the "Company") on Form 10-Q for the quarter ended October 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jan Telander, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jan Telander
Jan Telander, President, Chief Executive Officer
and Principal Financial Officer

December 19, 2014

The foregoing certification is not filed with the Securities and Exchange Commission as part of the Form 10-Q or as a separate disclosure document and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespectively of any general incorporation language contained in such filing.